Exhibit 5.1

October 18, 2007

Ampal-American Israel Corporation
111 Arlozorov Street
Tel Aviv, Israel 62098

Re: Ampal-American Israel Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ampal-American Israel Corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of Class A Stock, par value $1.00 per share, of the Company (“Class A Stock”); (ii) unsecured debt securities, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); (iii) warrants to purchase Securities (as hereinafter defined) of the Company (collectively, “Warrants”); and (iv) units comprised of one or more Securities (as hereinafter defined) in any combination (“Units,” and together with the Debt Securities, Class A Stock and Warrants, the “Securities”). The Securities may be issued and sold or delivered from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act may not exceed an aggregate initial offering price of $150,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

The Senior Debt Securities will be issued under an Indenture, substantially in the form of the exhibit to the Registration Statement (the “Senior Indenture”) between the Company and a trustee named in the applicable Prospectus Supplement (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an indenture, substantially in the form of the exhibit to the Registration Statement (the “Subordinated Indenture”) between the Company and a trustee named in the applicable Prospectus Supplement (the “Subordinated Trustee”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Units may be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent (the “Unit Agent”).

Ampal-American Israel Corporation	Bryan Cave LLP
October 18, 2007

In rendering the opinions expressed below, we have examined the Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and the Amended and Restated Bylaws of the Company, each as amended to date (together, the “Charter Documents”), and originals or conformed copies of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Company.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, issuance and delivery of the Units, any related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company and the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (3) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement, if any, will have been duly authorized, executed and delivered by the Company and the Unit Agent; and (5) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Ampal-American Israel Corporation	Bryan Cave LLP
October 18, 2007

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

    1.        With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

    2.        With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

    3.        Pursuant to the Charter, the Company is authorized to issue up to 100,000,000 shares of Class A Stock. Assuming that the aggregate number of shares of Class A Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Class A Stock from time to time issued and outstanding or reserved for issuance, does not exceed 100,000,000 shares (or such other number of shares of Class A Stock as may then be authorized for issuance under the Charter), when (i) the Board of Directors of the Company or, to the extent permitted by the New York Business Corporation Law (the “NYBCL”) and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof, the terms of the offering of shares of Class A Stock and related matters, and (ii) certificates representing the shares of Class A Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Class A Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Class A Stock and, in the case of shares of Class A Stock issued upon the conversion, exchange or exercise of another security, the consideration specified in the NYBCL), the shares of Class A Stock will be duly authorized, validly issued, fully paid and non-assessable.

Ampal-American Israel Corporation	Bryan Cave LLP
October 18, 2007

    4.        With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement, if any, and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Senior Indenture, in the case of Senior Debt Securities, (ii) Subordinated Indenture, in the case of Subordinated Debt Securities and (iii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

    (a)        Our opinions herein reflect only the application of applicable laws of the State of New York and the federal laws of the United States of America. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

    (b)        Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

Ampal-American Israel Corporation	Bryan Cave LLP
October 18, 2007

    (c)        Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

    (d)        We express no opinion as to the enforceability of any provision in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

    (e)        We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

    (f)        You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

Ampal-American Israel Corporation	Bryan Cave LLP
October 18, 2007

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP